UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2017

BUSCAR COMPANY
(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation)

333-174872	27-3191889
(Commission File No.)	(IRS Employer Identification No.)

4325 GLENCOE AVE STE C9
MARINA DEL REY CA 90292-9991

(Address of principal executive offices) (zip code)

(661) 418-7842

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01. Other Events

On January 24, 2017, Milania gave birth to her filly by Pioneerof the Nile. The baby and Milania are doing great on the farm in Kentucky. Pictured of Milinan and the filly can be found on our website - http://www.buscarcompany.com/miliana. We had expected her to give birth to a colt based on testing from the vet. We expect to sell the filly at the Keeneland sale in November 2017.

Milania will be breed to War Front in the next month. In 2016, War Front is North America’s #1 sire by Stake Winners and the Worlds #1 sire for 2-Year Olds Stakes Winners. At the Keenland sale, War Front had 19 yearlings sell for an average of $633,947. Two of his progeny sold for more than $1 million and 14 sold for $500,000 or more. With the top prices of $1.9 million for a colt out of stakes winner Prize Catch (A.P. Indy) and $1.3 million for a colt out of multiple grade I winner Love and Pride (A.P. Indy).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Buscar Company

Dated: January 25, 2017	By:	/s/ Anastasia Shishova
	Name:	Anastasia Shishova
	Title:	CEO

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